SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2015

               FIELDPOINT PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	001-32624	84-0811034
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

609 Castle Road # 335, Austin, TX  78746
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (512)250-8692

_____________________________________________________
(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 23, 2015, FieldPoint Petroleum Corp. convened its Annual Meeting of Stockholders. As of the record date of the meeting, September 3, 2015, there were 8,870,101 shares of common stock issued and outstanding and eligible to vote at the meeting.  At the meeting, an aggregate of 7,878,688 shares were present, either in person or by proxy, which constituted a quorum for the meeting.

Following are the results of the matters voted on by Stockholders at the Annual Meeting:

                                                                                                                                              Broker

1.

Election of Directors                             For                       Withheld                    Non-Votes

Roger Bryant

5,542,129

209,498

2,127,061

Dan Robinson

5,542,129

209,498

2,127,061

Karl Reimers

5,077,655

673,972

2,127,061

Phil Roberson

5,539,402

                 212,225

2,127,061

Nancy Stephenson

5,542,183

                 209,444

2,127,061

        2.   Ratification of appointment of Hein & Associates LLP as independent registered public accounting firm.

                                                               For                           Against                            Abstain

                                                          7,756,150                     117,042                              5,496

At the Company’s 2014 Annual Meeting of Shareholders, the shareholders of the Company recommended that an advisory vote on executive compensation be requested every two years.  The Board of Directors has adopted the recommendation and plan to request another advisory vote on executive compensation and frequency of such advisory vote at the next annual meeting of shareholders to be held in 2016.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDPOINT PETROLEUM CORPORATION
Date: October 28, 2015	By_/s/ Phillip Roberson________________________ Phillip Roberson, President